Exhibit 10.9
February 14, 2005
Terry Tangen
Chief Credit Officer
MetroBank, N.A.
Terry:
The bank is pleased to provide you with the following agreement:
We do not anticipate your having to use the following separation package plan, but, we will pay you 18 months of your base pay should the bank be acquired and the new owners seek to replace you or diminish your employment status, i.e. pay, responsibilities, etc., or should the new management decide to remove you for reasons other than for failed performance, cause, resignation, disability, death or moral turpitude. If the separation package is used, then all offered stock options and/or restricted shares may be exercised during whichever of the following timeframes is longer: the period between the day of notification of separation and the day you receive the separation pay package, or within two weeks of receiving a separation notification.
We value your past and present contributions and look to the future for you continued efforts and dedication to MetroBank, N.A.
Sincerely,
/s/ George Lee
George Lee
Chief Executive Officer
MetroBank, N.A.